EXHIBIT 99.1

April 22, 2004

NOTICE OF BLACKOUT PERIOD AND
SUSPENSION OF TRADING BY
DIRECTORS AND EXECUTIVE OFFICERS

     Effective May 26, 2004, and until the week of June 6, 2004, participants in the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan (the “Plan”) will be unable to access their accounts in the Plan in any manner, will be unable to change investments within the Plan, and will be unable to obtain loans or distributions under the Plan. The ending date of the “blackout period” is estimated at this time. The actual date can be obtained free of charge by contacting Terry E. Patton at III Cascade Plaza, Akron, Ohio 44308 or (330) 384-7033.

     The purpose of the blackout period is to change the menu of funds available for selection by participants and to transfer investments from discontinued funds to replacement funds.

     During the blackout period, you, as a director or executive officer of FirstMerit Corporation, are prohibited by law from engaging in certain transactions in the equity securities (including derivative securities, such as options) of FirstMerit Corporation. Transactions by your family members in FirstMerit Corporation securities in which you have a pecuniary interest (i.e., those required to be reported on your Section 16 ownership reports) may also be prohibited.

     Regulation BTR, 17 C.F.R. Part 245, adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, generally prohibits you from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity security of FirstMerit Corporation during the blackout period if you acquire or previously acquired such security in connection with your service or employment as a director or executive officer. You will be deemed to have acquired a security in connection with your service or employment as a director or executive officer if you acquired it at a time when you were a director or executive officer and obtained it under a compensation plan, contract, authorization or arrangement, as a result of certain types of transactions or business relationships with FirstMerit Corporation or an affiliated entity, or to satisfy FirstMerit Corporation’s minimum ownership requirements or guidelines for directors or executive officers. The trading restriction also applies to FirstMerit securities you acquired prior to becoming or while a director or executive officer as an inducement to service or employment as a director or executive officer, or as a result of a business combination in respect of an equity security of an entity involved in the business combination that you acquired in connection with service or employment as a director or executive officer of such entity.

     Certain transactions are exempt from the prohibition of Regulation BTR, including:

1.	the reinvestment of dividends or interest under the FirstMerit Corporation Dividend Reinvestment Plan;

2.	any purchase or sale pursuant to a contract, instruction or written plan entered into by you that satisfies 17 C.F.R. §240.10b5-1 and that you entered into before receiving notice of the blackout period;

3.	certain purchases or sales under certain tax-qualified plans;

4.	bona fide gifts and transfers by will or the laws of descent and distribution, pursuant to a domestic relations order or compelled by law; and

5.	any increases or decreases in the number of securities held as a result of a stock split, stock dividend or acquisition of rights pursuant to a pro rata grant to all holders of the same class of equity securities.

     FirstMerit Corporation’s Insider Trading Policy and Section 16 Compliance Program will continue to apply during the blackout period.

     If you have any questions regarding the blackout period or the restrictions on your transactions in equity securities of FirstMerit Corporation or if you plan to engage in a transaction in FirstMerit Corporation securities during the blackout period, please contact:

     Terry E. Patton
     FirstMerit Corporation
     III Cascade Plaza
     Akron, Ohio 44308
     (330) 384-7033

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